UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2008
Date of Report (Date of Earliest Event Reported)

Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (201) 592-6451

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 9, 2008, Neurologix, Inc. (the “Company”) entered into an Amendment (the “Amendment”), dated as of May 29, 2008, to its Master Sponsored Research Agreement (the “Research Agreement”), dated as of May 10, 2006, with The Ohio State University Research Foundation, on behalf of Ohio State University (“OSURF”).  The Amendment revises the fees paid by the Company to OSURF under the Research Agreement and extends the initial term of the Research Agreement to November 10, 2008.  The Amendment requires the Company to pay to OSURF $166,666 in two equal installments.  The first installment of $83,333 was paid upon the execution of the Amendment and the remaining payment is due 6 months thereafter.

The above description of the Research Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Research Agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Form 10-KSB, dated March 25, 2008.  A copy of the Amendment is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1           Amendment to the Master Sponsored Research Agreement between Neurologix, Inc. and The Ohio State University Research Foundation, on behalf of Ohio State University, dated as of May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: June 11, 2008	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer